UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2004

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Russ Berrie and Company, Inc. (“RUSS”) and Applause, LLC (“Seller”) entered into a Trademark Purchase Agreement on or about August 11, 2004 (the “Original Agreement”), relating to the sale to RUSS of the “APPLAUSE” and certain related trademarks, together with certain inventory.  Prior to the closing under the Original Agreement, an involuntary bankruptcy petition had been filed against the Seller on or about August 31, 2004.  As of September 21, 2004, Russ and Seller entered into an Amended and Restated Trademark Purchase Agreement, which was substantially similar to the Original Agreement (the “Agreement of Sale”).  As a result of the bankruptcy petition filed against Seller, however,  all sales of assets of the Seller were subject to the consent and order of the United States Bankruptcy Court, Central District of California, San Fernando Valley Division.  Pursuant to an order of the Bankruptcy Court, a public auction was held on October 14, 2004 to determine the highest bidder for the assets of the Seller which were being sought to be purchased by RUSS.  As a result of the public auction, the Bankruptcy Court entered an Order on October 15, 2004 authorizing and approving the sale by the Seller to RUSS of the “APPLAUSE” and certain related trademarks, together with certain inventory, pursuant to the Agreement of Sale.  The closing under the Agreement of Sale is subject to certain conditions, including the lapse of any appeal period applicable to the Bankruptcy Court Approval Order without the timely filing of a notice of appeal and no stay of the Court’s Order then being in effect.  As a result of the public auction, the Agreement of Sale provides for a cash purchase price for the trademarks of $7,550,000, and a cash purchase price of the inventory to be purchased being currently anticipated not to exceed $250,000, unless RUSS and the Seller agree to the sale and purchase of inventory in excess of such amount.  The purchase price is payable at the closing, which is currently anticipated to occur on October 26, 2004.

Section 8 Other Events

Item 8.01 Other events

On October 21, 2004, Russ Berrie and Company, Inc. issued a press release announcing that it was the successful bidder at a public bankruptcy auction to purchase the “Applause” trademark as well as related trademarks and certain inventory.  The press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Section 9  Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits.  Attached hereto as Exhibit 99.1 is the press release of Russ Berrie and Company, Inc. dated October 21, 2004 announcing that it was the successful bidder at a public bankruptcy auction to purchase the “Applause” trademark as well as related trademarks and certain inventory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 21, 2004	RUSS BERRIE AND COMPANY, INC.

		By:	/s/ JOHN D. WILLE
John D. Wille
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing an agreement to purchase the Applause trademark as well as related trademarks and certain inventory.